EXHIBIT 4.3


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


         We have issued our report dated November 16, 2000 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios Insured Income Trust, Series 76 as of November 16, 2000 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Report of Certified Public Accountants."


                                                              GRANT THORNTON LLP


Chicago, Illinois
November 16, 2000